                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2020 RESULTS

•Fourth Quarter GAAP Operating Income Of $11 Million And GAAP Diluted Loss Per Share Of $0.07 Including Anticipated Unusual Items

•Q4 Adjusted Earnings Per Share Of $0.12

•Adjusted Q4 EBITDA Totaled $62 Million, An Increase Compared With Both The Sequential And Prior Year Quarters

•Full Year 2020 GAAP Operating Income Of $21 Million, Adjusted EBITDA Of $238 Million, And GAAP Diluted Loss Per Share Of $0.41

•2021 Adjusted EBITDA Expected To Increase To Between $275 Million And $295 Million, While Free Cash Flow Is Projected To Increase To Between $30 Million And $50 Million.

CAMP HILL, PA (February 25, 2021) - Harsco Corporation (NYSE: HSC) today reported fourth quarter and full year 2020 results. On a U.S. GAAP ("GAAP") basis, fourth quarter of 2020 diluted loss per share from continuing operations was $0.07 including acquisition integration and severance costs. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2020 were $0.12. These figures compare with fourth quarter of 2019 GAAP diluted earnings per share from continuing operations of $0.03 and adjusted diluted earnings per share from continuing operations of $0.12.

GAAP operating income from continuing operations for the fourth quarter of 2020 was $11 million. Excluding unusual items, adjusted EBITDA totaled $62 million in the quarter, compared to the Company's previously provided guidance range of $58 million to $63 million.

“Against a challenging market backdrop in 2020, Harsco made significant progress on its strategic, operational and financial objectives,” said Chairman and CEO Nick Grasberger. “While the disruption caused by the global pandemic could not have been predicted, our teams executed well, with a consistent focus on our key priorities – operating safely, serving customers, preserving financial flexibility and executing our ESOL integration and operational recovery plan in Rail. The acquisition of ESOL has solidified our transformation to becoming a global, market-leading environmental solutions company, and our integration efforts to date have been on schedule and successful, thanks to the effort and professionalism of our team.”

“Looking to 2021, the ongoing integration of ESOL is anticipated to deliver significant value to our stakeholders, and we are optimistic that our key end-markets will show improvement during the year. Additionally, we plan to maintain our cost and capital discipline, while strengthening our financial flexibility. As a result, each of our business segments is projected to deliver improved operating results and we anticipate healthier cash generation in the year ahead. We look forward to completing the ESOL integration and delivering against our strategic goals, which will position us to continue our journey to a single-thesis environmental solutions company and to further benefit as the global economy recovers.”

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2020	Q4 2019	Q3 2020
Revenues	$508	$400	$509
Operating income from continuing operations - GAAP	$11	$20	$5
Diluted EPS from continuing operations - GAAP	$(0.07)	$0.03	$(0.10)
Adjusted EBITDA - excluding unusual items	$62	$61	$59
Adjusted EBITDA margin - excluding unusual items	12.3%	15.2%	11.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.12	$0.12	$0.08
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Fourth Quarter Operating Results

Consolidated total revenues from continuing operations were $508 million, an increase of 27 percent compared with the prior-year quarter due to the acquisition of ESOL in April 2020. Foreign currency translation impacts on fourth quarter 2020 revenues were nominal compared with the prior-year period.

GAAP operating income from continuing operations was $11 million for the fourth quarter of 2020, compared with $20 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $62 million in the fourth quarter of 2020 versus $61 million in the fourth quarter of 2019. This EBITDA change is attributable to improved results in the Environmental and Rail segments as well as ESOL contributions following its acquisition earlier in 2020, partially offset by the timing of Corporate spending and lower contributions from the legacy Clean Earth business as a result of the global COVID-19 pandemic.

Harsco Corporation—Selected 2020 Results

($ in millions, except per share amounts)	2020	2019
Revenues	$1,864	$1,504
Operating income from continuing operations - GAAP	$21	$104
Diluted EPS from continuing operations - GAAP	$(0.41)	$0.35
Adjusted EBITDA - excluding unusual items	$238	$265
Adjusted EBITDA margin - excluding unusual items	12.8%	17.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.49	$0.90
Note: The financial information provided above and discussed below reflect that Industrial was reclassified as Discontinued Operations in 2019.

Consolidated 2020 Operating Results

Consolidated total revenues were $1.9 billion in 2020, compared to $1.5 billion in 2019, with the increase attributable to the acquisitions of Clean Earth (2019) and ESOL (2020) and revenue growth in Rail during the year. Rail revenues benefited from higher equipment revenues under multi-year contracts with domestic and international customers. Revenues in Environmental decreased compared with 2019 as services and product demand slowed in 2020 as a result of the pandemic. Foreign currency translation negatively impacted 2020 revenues by approximately $24 million compared with 2019.

GAAP operating income from continuing operations was $21 million in 2020, while GAAP operating income from continuing operations in 2019 was $104 million. Adjusted EBITDA was $238 million and $265 million for these years, respectively, with the change in adjusted results reflecting the demand impact from the pandemic, partially offset by additional contribution from acquisitions.

On a GAAP basis, the diluted loss per share from continuing operations in 2020 was $0.41, and this figure compares with diluted earnings per share in 2019 of $0.35. GAAP results included various unusual items including strategic and acquisition integration costs, in each year. Adjusted diluted earnings per share from continuing operations was $0.49 in 2020 compared with $0.90 in 2019.

Fourth Quarter Business Review

Environmental

($ in millions)	Q4 2020	Q4 2019	Q3 2020
Revenues	$246	$243	$223
Operating income - GAAP	$23	$27	$12
Adjusted EBITDA - excluding unusual items	$52	$51	$40
Adjusted EBITDA margin - excluding unusual items	21.2%	20.9%	17.9%

Environmental revenues totaled $246 million in the fourth quarter of 2020, a slight increase compared with $243 million in the prior-year quarter. The segment's GAAP operating income and adjusted EBITDA totaled $23 million and $52 million, respectively, in the fourth quarter of 2020. These figures compare with GAAP operating income of $27 million and adjusted EBITDA of $51 million in the prior-year period. The change in the segment's adjusted EBITDA relative to the prior-year quarter is principally attributable to higher demand for applied products and lower general and administrative spending, partially offset by a less favorable services mix and contract changes. Environmental's adjusted EBITDA margin was 21.2 percent in the fourth quarter of 2020.

Clean Earth

($ in millions)	Q4 2020	Q4 2019	Q3 2020
Revenues	$185	$82	$194
Operating income - GAAP	$3	$9	$9
Adjusted EBITDA - excluding unusual items	$16	$17	$20
Adjusted EBITDA margin - excluding unusual items	8.6%	20.5%	10.4%
Note: The 2019 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation and does not include ESOL.

Clean Earth revenues totaled $185 million in the fourth quarter of 2020, compared with $82 million in the prior-year quarter, with the increase attributable to the ESOL acquisition in the second quarter of 2020. Segment operating income was $3 million and adjusted EBITDA totaled $16 million in the fourth quarter of 2020. These figures compare with $9 million and $17 million, respectively, in the prior-year period. The year-on-year change in adjusted EBITDA reflects lower services demand and a less favorable business mix at legacy Clean Earth as a result of the pandemic and higher administrative costs (including a Corporate cost allocation) offset by the contributions from ESOL.

Rail

($ in millions)	Q4 2020	Q4 2019	Q3 2020
Revenues	$77	$75	$93
Operating income (loss) - GAAP	$1	$(3)	$4
Adjusted EBITDA - excluding unusual items	$3	$(2)	$5
Adjusted EBITDA margin - excluding unusual items	3.3%	(2.5)%	5.8%

Rail revenues increased 3 percent compared with the prior-year quarter to $77 million. This change reflects higher equipment revenues from multi-year supply contracts and higher contract services revenues, partially offset by lower aftermarket parts sales. The segment's operating income and adjusted EBITDA totaled $1 million and $3 million, respectively, in the fourth quarter of 2020. These figures compare with an operating loss of $3 million and adjusted EBITDA of $(2) million in the prior-year quarter. The EBITDA change year-on-year is attributable to lower manufacturing costs along with the above mentioned factors and a less favorable mix of equipment and parts sales.

Cash Flow

Net cash provided by operating activities totaled $12 million in the fourth quarter of 2020, compared with net cash used by operating activities of $50 million in the prior-year period. Free cash flow was $(8) million in the fourth quarter of 2020, compared with $28 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities after excluding transactional expenses and taxes in both periods and higher net capital expenditures. Further, free cash flow in the fourth quarter of 2020 was impacted by the timing of certain working capital items that were anticipated but were deferred into 2021.

For the full-year 2020, net cash provided by operating activities totaled $54 million and free cash flow was $2 million. In 2019, net cash provided by operating activities was nominal and free cash flow was $(32) million. The change in full-year free cash flow can be mainly attributed to lower capital spending in Environmental.

2021 Outlook

The Company's 2021 guidance anticipates that each of its three business segments will realize earnings improvement during the year. This outlook is supported by strong backlog positions that provide forward visibility, anticipated benefits from the Company's key business initiatives including the ESOL integration, and improving fundamentals in relevant end markets.

Environmental adjusted EBITDA is expected to increase due to higher services and applied products demand and benefits of growth initiatives, partially offset by higher SG&A spending.

Clean Earth adjusted EBITDA is projected to increase due to the full-year impact of ESOL ownership, underlying organic growth for hazardous material services and integration benefits, partially offset by an additional allocation of Corporate costs and investments which include various one-time expenditures (such as rebranding and IT integration).

Rail adjusted EBITDA is anticipated to increase as a result of higher demand for equipment and technology products as well as higher contract services contributions, partially offset by R&D and SG&A investments and lower aftermarket parts contributions.

Lastly, Corporate spending is expected to range from $33 million to $34 million for the year.

Summary Outlook highlights are as follows:

2021 Full Year Outlook
GAAP Operating Income	$93 - $113 million
Adjusted EBITDA	$275 - $295 million
GAAP Diluted Earnings Per Share	$0.26 - 0.42
Adjusted Diluted Earnings Per Share	$0.59 - 0.76
Free Cash Flow Before Growth Capital	$90 - $110 million
Free Cash Flow	$30 - $50 million
Net Interest Expense	$63 - $66 million
Net Capital Expenditures	$155 - $175 million
Effective Tax Rate, Excluding Any Unusual Items	36 - 38%

Q1 2021 Outlook
GAAP Operating Income	$8 - $14 million
Adjusted EBITDA	$52 - $58 million
GAAP Diluted Earnings Per Share	$(0.08) - 0.02
Adjusted Diluted Earnings Per Share	$0.01 - 0.10

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (844) 467-8153 or (270) 855-8732. Enter Conference ID number 1046889. Listeners are advised to dial in at least five minutes prior to the call.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, together with those described in Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In thousands, except per share amounts)	2020	2019		2020	2019
Revenues from continuing operations:
Service revenues	$410,581	$298,015		$1,432,290	$1,088,627
Product revenues	97,763	101,772		431,574	415,115
Total revenues	508,344	399,787		1,863,864	1,503,742
Costs and expenses from continuing operations:
Cost of services sold	327,943	231,110		1,163,783	843,926
Cost of products sold	80,079	84,316		337,028	300,364
Selling, general and administrative expenses	86,708	65,866		327,932	252,970
Research and development expenses	626	1,614		3,246	4,824
Other expenses (income), net	1,720	(3,030)		10,794	(2,621)
Total costs and expenses	497,076	379,876		1,842,783	1,399,463
Operating income from continuing operations	11,268	19,911		21,081	104,279
Interest income	561	406		2,174	1,975
Interest expense	(16,293)	(12,157)		(59,689)	(36,586)
Unused debt commitment and amendment fees	—	(111)		(1,920)	(7,704)
Defined benefit pension income (expense)	2,058	(1,327)		7,229	(5,493)
Income (loss) from continuing operations before income taxes and equity income	(2,406)	6,722		(31,125)	56,471
Income tax benefit (expense)	(1,861)	(2,400)		2,779	(20,214)
Equity income of unconsolidated entities, net	10	122		186	273
Income (loss) from continuing operations	(4,257)	4,444		(28,160)	36,530
Discontinued operations:
Gain (loss) on sale of discontinued business	(90)	41,155		18,281	569,135
Income (loss) from discontinued businesses	(1,513)	3,573		(2,745)	27,531
Income tax benefit (expense) related to discontinued businesses	452	(8,277)		(9,351)	(120,978)
Income (loss) from discontinued operations	(1,151)	36,451		6,185	475,688
Net income (loss)	(5,408)	40,895		(21,975)	512,218
Less: Net income attributable to noncontrolling interests	(894)	(1,666)		(4,366)	(8,299)
Net income (loss) attributable to Harsco Corporation	$(6,302)	$39,229		$(26,341)	$503,919
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(5,151)	$2,778		$(32,526)	$28,231
Income (loss) from discontinued operations, net of tax	(1,151)	36,451		6,185	475,688
Net income (loss) attributable to Harsco Corporation common stockholders	$(6,302)	$39,229		$(26,341)	$503,919
Weighted-average shares of common stock outstanding	79,006	78,642		78,939	79,632
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.07)	$0.04		$(0.41)	$0.35
Discontinued operations	(0.01)	0.46		0.08	5.97
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.08)	$0.50		$(0.33)	$6.33	(a)
Diluted weighted-average shares of common stock outstanding	79,006	80,267		78,939	81,375
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.07)	$0.03		$(0.41)	$0.35
Discontinued operations	(0.01)	0.45		0.08	5.85
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.08)	$0.49	(a)	$(0.33)	$6.19	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2020	December 31 2019
ASSETS
Current assets:
Cash and cash equivalents	$76,454	$57,259
Restricted cash	3,215	2,473
Trade accounts receivable, net	407,390	309,990
Other receivables	34,253	21,265
Inventories	173,013	156,991
Current portion of contract assets	54,754	31,166
Prepaid expenses	56,099	42,355
Current portion of assets held-for-sale	—	22,093
Other current assets	10,645	9,220
Total current assets	815,823	652,812
Property, plant and equipment, net	668,209	561,786
Right-of-use assets, net	96,849	52,065
Goodwill	902,074	738,369
Intangible assets, net	438,565	299,082
Deferred income tax assets	15,274	14,288
Assets held-for-sale	—	32,029
Other assets	56,493	17,036
Total assets	$2,993,287	$2,367,467
LIABILITIES
Current liabilities:
Short-term borrowings	$7,450	$3,647
Current maturities of long-term debt	13,576	2,666
Accounts payable	218,039	176,755
Accrued compensation	45,885	37,992
Income taxes payable	3,499	18,692
Insurance liabilities	13,173	10,140
Current portion of advances on contracts	39,917	53,906
Current portion of operating lease liabilities	24,862	12,544
Current portion of liabilities of assets held-for-sale	—	11,344
Other current liabilities	171,554	137,208
Total current liabilities	537,955	464,894
Long-term debt	1,271,189	775,498
Insurance liabilities	15,083	18,515
Retirement plan liabilities	231,335	189,954
Advances on contracts	45,017	6,408
Operating lease liabilities	69,860	36,974
Liabilities of assets held-for-sale	—	12,152
Environmental liabilities	29,424	5,600
Deferred tax liabilities	40,653	24,242
Other liabilities	39,372	43,571
Total liabilities	2,279,888	1,577,808
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,288	143,400
Additional paid-in capital	204,078	200,595
Accumulated other comprehensive loss	(645,741)	(587,622)
Retained earnings	1,797,759	1,824,100
Treasury stock	(843,230)	(838,893)
Total Harsco Corporation stockholders’ equity	657,154	741,580
Noncontrolling interests	56,245	48,079
Total equity	713,399	789,659
Total liabilities and equity	$2,993,287	$2,367,467

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(5,408)	$40,895	$(21,975)	$512,218
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	31,901	30,122	125,765	119,803
Amortization	9,216	6,651	33,937	18,592
Deferred income tax expense (benefit)	(1,231)	(4,685)	1,115	6,815
Equity in income of unconsolidated entities, net	(10)	(122)	(186)	(273)
Dividends from unconsolidated entities	216	—	216	125
Loss (gain) on sale from discontinued business	90	(41,155)	(18,281)	(569,135)
Loss on early extinguishment of debt	—	—	—	5,314
Other, net	646	(423)	310	1,764
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	7,913	8,931	34,221	(3,464)
Income tax refunds receivable from acquisition, reimbursable to seller	136	—	(11,032)	—
Insurance receivable	—	195,000	—	195,000
Inventories	(480)	993	(12,281)	(42,484)
Contract assets	(1,601)	(16,526)	(28,376)	(21,795)
Right-of-use assets	7,205	3,960	25,400	15,164
Accounts payable	(12,964)	7,792	(14,452)	13,407
Accrued interest payable	7,562	7,325	(2,422)	14,723
Accrued compensation	1,126	(2,957)	2,921	(15,759)
Advances on contracts	(8,653)	12,895	10,492	(4,172)
Operating lease liabilities	(6,921)	(3,821)	(24,785)	(14,740)
Insurance liability	—	(195,000)	—	(195,000)
Income taxes payable - Gain on sale of discontinued businesses	(2,031)	(90,567)	(12,373)	12,373
Retirement plan liabilities, net	(9,355)	(5,222)	(33,257)	(24,022)
Other assets and liabilities	(5,815)	(4,278)	(1,139)	(24,617)
Net cash provided (used) by operating activities	11,542	(50,192)	53,818	(163)
Cash flows from investing activities:
Purchases of property, plant and equipment	(41,128)	(37,902)	(120,224)	(184,973)
Purchase of businesses, net of cash acquired	—	—	(432,855)	(623,495)
Proceeds from sale of business, net	—	58,729	37,219	658,414
Proceeds from sales of assets	1,731	9,462	6,204	17,022
Expenditures for intangible assets	(148)	(65)	(317)	(1,311)
Purchase of equity method investment	—	(2,364)	—	(2,364)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(11,055)	5,820	(10,519)	7,273
Payments for interest rate swap terminations	—	—	—	(2,758)
Other investing activities, net	45	—	(152)	—
Net cash provided (used) by investing activities	(50,555)	33,680	(520,644)	(132,192)
Cash flows from financing activities:
Short-term borrowings, net	(100)	(3,981)	1,612	(5,398)
Current maturities and long-term debt:
Additions	57,814	66,327	638,717	848,314
Reductions	(27,888)	(57,004)	(139,887)	(661,620)
Dividends paid to noncontrolling interests	(2,978)	(1,609)	(2,978)	(4,712)
Sale (purchase) of noncontrolling interests	(561)	—	(561)	4,026
Common stock acquired for treasury	—	(6,086)	—	(31,838)
Stock-based compensation - Employee taxes paid	(115)	(32)	(4,303)	(11,234)
Payment of contingent consideration	—	—	(2,342)	—
Deferred financing costs	—	(199)	(1,928)	(11,272)
Other financing activities, net	(4)	(532)	(1,372)	(532)
Net cash provided (used) by financing activities	26,168	(3,116)	486,958	125,734
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	6,372	1,441	(195)	(793)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(6,473)	(18,187)	19,937	(7,414)
Cash and cash equivalents, including restricted cash, at beginning of period	86,142	77,919	59,732	67,146
Cash and cash equivalents, including restricted cash, at end of period	$79,669	$59,732	$79,669	$59,732

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2020 (b)		December 31, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$246,388	$22,606	$243,314	$27,430
Harsco Clean Earth (a)	185,099	3,151	81,883	8,701
Harsco Rail	76,857	1,057	74,590	(3,239)
Corporate	—	(15,546)	—	(12,981)
Consolidated Totals	$508,344	$11,268	$399,787	$19,911

	Twelve Months Ended		Twelve Months Ended
	December 31, 2020 (b)		December 31, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$914,445	$59,006	$1,034,847	$112,298
Harsco Clean Earth (a)	619,588	16,096	169,522	20,009
Harsco Rail	329,831	20,219	299,373	23,708
Corporate	—	(74,240)	—	(51,736)
Consolidated Totals	$1,863,864	$21,081	$1,503,742	$104,279
(a)     The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.
(b)    The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2020		2019	2020		2019
Diluted earnings (loss) per share from continuing operations as reported	$(0.07)		$0.03	$(0.41)		$0.35
Corporate acquisition and integration costs (a)	0.09		0.09	0.61		0.31
Harsco Environmental Segment severance costs (b)	0.03		—	0.09		—
Corporate contingent consideration adjustments (c)	—		—	0.03		—
Corporate unused debt commitment and amendment fees (d)	—		—	0.02		0.09
Harsco Clean Earth Segment integration costs (e)	0.02		—	0.02		—
Harsco Environmental Segment contingent consideration adjustments (f)	—		(0.05)	—		(0.10)
Harsco Environmental Segment provision for doubtful accounts (g)	—		—	—		0.08
Harsco Rail Segment improvement initiative costs (h)	—		—	—		0.06
Harsco Environmental Segment site exit related (i)	—		—	—		(0.03)
Deferred tax asset valuation allowance adjustment (j)	—		—	—		0.03
Harsco Clean Earth Segment severance costs (k)	—		0.01	—		0.02
Harsco Clean Earth Segment contingent consideration adjustments (l)	—		0.01			0.01
Corporate acquisition related tax benefit (m)	—		—	(0.03)		—
Taxes on above unusual items (n)	(0.04)		(0.03)	(0.16)		(0.08)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.04	(p)	0.06	0.19	(p)	0.74
Acquisition amortization expense, net of tax (o)	0.08		0.06	0.31		0.16
Adjusted diluted earnings per share from continuing operations	$0.12		$0.12	$0.49	(p)	$0.90
(a)Costs at Corporate associated with supporting and executing the Company's growth strategy (Q4 2020 $6.9 million pre-tax; Full year 2020 $48.5 million pre-tax; Q4 2019 $7.3 million pre-tax; Full year 2019 $25.2 million pre-tax).
(b)Harsco Environmental Segment severance costs (Q4 2020 $2.2 million pre-tax; Full year 2020 $7.4 million pre-tax).
(c)Adjustment to contingent consideration related to the acquisition of Clean Earth recorded on Corporate (Q4 2020 $(0.1) pre-tax; Full year $2.3 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(d)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to increase the net debt to consolidated adjusted EBITDA ratio covenant (Full year 2020 $1.9 million pre-tax; ) and costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (Full year 2019 $7.4 million pre-tax).
(e)Costs incurred in the Harsco Clean Earth Segment related to the integration of ESOL (Q4 2020 $1.7 million pre-tax; Full year 2020 $1.9 million pre-tax).
(f)Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q4 2019 $4.1 million pre-tax; Full year 2019 $8.5 million pre-tax).
(g)Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Full year 2019 $6.2 million pre-tax).
(h)Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q4 2019 $0.2 million pre-tax; Full year 2019 $4.8 million pre-tax).
(i)Harsco Environmental Segment site exit related (Full year 2019 $2.4 million pre-tax).
(j)Adjustment of certain existing deferred tax asset valuation allowances as a result of a site exit in a certain jurisdiction in 2019 (Full year 2019 $2.8 million).
(k)Harsco Clean Earth Segment severance costs recognized (Q4 2019 $0.6 million pre-tax; Full year 2019 $1.9 million pre-tax).
(l)Fair value adjustment to contingent consideration liability acquired in conjunction with the acquisition of Clean Earth (Q4 and Full year 2019 $0.8 million pre-tax).
(m)Acquisition related tax benefit recorded on Corporate assumed as part of the Clean Earth Acquisition (Q4 2020 $(0.1); Full year 2020 $2.7 million).
(n)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(o)Acquisition amortization expense was $8.4 million pre-tax and $31.0 million pre-tax for Q4 and Full year 2020, respectively; and $6.0 million pre-tax and $15.5 million pre-tax for Q4 and Full year 2019, respectively.
(p)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
	2020
Diluted loss per share from continuing operations as reported	$(0.10)
Corporate acquisition and integration costs (a)	0.13
Corporate contingent consideration adjustments (b)	0.03
Corporate acquisition related tax benefit (c)	(0.04)
Taxes on above unusual items (d)	(0.03)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	—	(f)
Acquisition amortization expense, net of tax (e)	0.08
Adjusted diluted earnings per share from continuing operations	$0.08

(a)Costs at Corporate associated with supporting and executing the Company's growth strategy ($10.6 million pre-tax).
(b)Adjustment to contingent consideration related to the acquisition of Clean Earth recorded on Corporate ($2.4 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(c)Acquisition related tax benefit recorded on Corporate assumed as part of the Clean Earth Acquisition ($2.8 million).
(d)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(e)Acquisition amortization expense was $8.3 million pre-tax.
(f)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending March 31			Projected Twelve Months Ending December 31
	2021			2021
	Low		High	Low		High
Diluted earnings per share from continuing operations	$(0.08)		$0.02	$0.26		$0.42
Estimated acquisition amortization expense, net of tax	0.08		0.08	0.34		0.34
Adjusted diluted earnings per share from continuing operations	$0.01	(a)	$0.10	$0.59	(a)	$0.76
(a) Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2020:
Operating income (loss) as reported	$22,606	$3,151	$1,057	$(15,546)	$11,268
Corporate acquisition and integration costs	—	—	—	6,909	6,909
Harsco Environmental Segment severance costs	2,239	—	—	—	2,239
Harsco Clean Earth Segment integration costs	—	1,745	—	—	1,745
Corporate contingent consideration adjustments	—	—	—	(136)	(136)
Operating income (loss) excluding unusual items	24,845	4,896	1,057	(8,773)	22,025
Depreciation	25,345	4,681	1,383	491	31,900
Amortization	1,998	6,351	85	—	8,434
Adjusted EBITDA	$52,188	$15,928	$2,525	$(8,282)	$62,359
Revenues as reported	$246,388	$185,099	$76,857		$508,344
Adjusted EBITDA margin (%)	21.2%	8.6%	3.3%		12.3%

Three Months Ended December 31, 2019:
Operating income (loss) as reported	$27,430	$8,701	$(3,239)	$(12,981)	$19,911
Corporate acquisition and integration costs	—	—	—	7,280	7,280
Harsco Environmental Segment contingent consideration adjustments	(4,089)	—	—	—	(4,089)
Harsco Clean Earth Segment contingent consideration adjustments	—	825	—	—	825
Harsco Clean Earth Segment severance costs	—	601	—	—	601
Harsco Rail Segment improvement initiative costs	—	—	185	—	185
Operating income (loss) excluding unusual items	23,341	10,127	(3,054)	(5,701)	24,713
Depreciation	25,766	2,573	1,140	643	30,122
Amortization	1,850	4,089	84	—	6,023
Adjusted EBITDA	$50,957	$16,789	$(1,830)	$(5,058)	$60,858
Revenues as reported	$243,314	$81,883	$74,590		$399,787
Adjusted EBITDA margin (%)	20.9%	20.5%	(2.5)%		15.2%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2020:
Operating income (loss) as reported	$59,006	$16,096	$20,219	$(74,240)	$21,081
Corporate acquisition and integration costs	—	—	—	48,493	48,493
Harsco Environmental Segment severance costs	7,399	—	—	—	7,399
Corporate contingent consideration adjustments	—	—	—	2,301	2,301
Harsco Clean Earth Segment integration costs	—	1,859	—	—	1,859
Operating income (loss) excluding unusual items	66,405	17,955	20,219	(23,446)	81,133
Depreciation	100,971	17,450	5,113	2,022	125,556
Amortization	7,825	22,814	337	—	30,976
Adjusted EBITDA	$175,201	$58,219	$25,669	$(21,424)	$237,665
Revenues as reported	$914,445	$619,588	$329,831		$1,863,864
Adjusted EBITDA margin (%)	19.2%	9.4%	7.8%		12.8%

Twelve Months Ended December 31, 2019:
Operating income (loss) as reported	$112,298	$20,009	$23,708	$(51,736)	$104,279
Corporate acquisition and integration costs	—	—	—	25,152	25,152
Harsco Environmental Segment contingent consideration adjustments	(8,505)	—	—	—	(8,505)
Harsco Environmental Segment provision for doubtful accounts	6,174	—	—	—	6,174
Harsco Rail Segment improvement initiative costs	—	—	4,830	—	4,830
Harsco Environmental Segment site exit related	(2,427)	—	—	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,855	—	—	1,855
Harsco Clean Earth Segment contingent consideration adjustments	—	825	—	—	825
Operating income (loss) excluding unusual items	107,540	22,689	28,538	(26,584)	132,183
Depreciation	104,840	4,932	4,554	2,737	117,063
Amortization	7,286	7,923	322	—	15,531
Adjusted EBITDA	$219,666	$35,544	$33,414	$(23,847)	$264,777
Revenues as reported	$1,034,847	$169,522	$299,373		$1,503,742
Adjusted EBITDA margin (%)	21.2%	21.0%	11.2%		17.6%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2020:
Operating income (loss) as reported	$12,317	$8,902	$4,059	$(20,214)	$5,064
Corporate acquisition and integration costs	—	—	—	10,645	10,645
Corporate contingent consideration adjustments	—	—	—	2,437	2,437
Harsco Clean Earth Segment integration costs	—	114	—	—	114
Operating income (loss) excluding unusual items	12,317	9,016	4,059	(7,132)	18,260
Depreciation	25,588	5,010	1,258	497	32,353
Amortization	1,970	6,218	85	—	8,273
Adjusted EBITDA	$39,875	$20,244	$5,402	$(6,635)	$58,886
Revenues as reported	$222,507	$194,098	$92,793		$509,398
Adjusted EBITDA margin (%)	17.9%	10.4%	5.8%		11.6%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2020	2019
Consolidated income (loss) from continuing operations	$(4,257)	$4,444

Add back (deduct):
Equity in income of unconsolidated entities, net	(10)	(122)
Income tax expense	1,861	2,400
Defined benefit pension expense (income)	(2,058)	1,327
Unused debt commitment and amendment fees	—	111
Interest expense	16,293	12,157
Interest income	(561)	(406)
Depreciation	31,900	30,122
Amortization	8,434	6,023

Unusual items:
Corporate acquisition and integration costs	6,909	7,280
Harsco Environmental Segment severance costs	2,239	—
Harsco Clean Earth Segment integration costs	1,745	—
Corporate contingent consideration adjustments	(136)	—
Harsco Environmental Segment contingent consideration adjustments	—	(4,089)
Harsco Clean Earth Segment contingent consideration adjustments	—	825
Harsco Clean Earth Segment severance costs	—	601
Harsco Rail Segment improvement initiative costs	—	185
Consolidated Adjusted EBITDA	$62,359	$60,858

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Twelve Months Ended December 31
(In thousands)	2020	2019
Consolidated income (loss) from continuing operations	$(28,160)	$36,530

Add back (deduct):
Equity in income of unconsolidated entities, net	(186)	(273)
Income tax expense (benefit)	(2,779)	20,214
Defined benefit pension expense (income)	(7,229)	5,493
Unused debt commitment and amendment fees	1,920	7,704
Interest expense	59,689	36,586
Interest income	(2,174)	(1,975)
Depreciation	125,556	117,063
Amortization	30,976	15,531

Unusual items:
Corporate acquisition and integration costs	48,493	25,152
Harsco Environmental Segment severance costs	7,399	—
Corporate contingent consideration adjustments	2,301	—
Harsco Clean Earth Segment integration costs	1,859	—
Harsco Environmental Segment contingent consideration adjustments	—	(8,505)
Harsco Environmental Segment provision for doubtful accounts	—	6,174
Harsco Rail Segment improvement initiative costs	—	4,830
Harsco Environmental Segment site exit related costs	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,855
Harsco Clean Earth Segment contingent consideration adjustments	—	825
Consolidated Adjusted EBITDA	$237,665	$264,777

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED LOSS FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended September 30
(In thousands)	2020
Consolidated loss from continuing operations	$(6,604)

Add back (deduct):
Equity in income of unconsolidated entities, net	(9)
Income tax benefit	(1,654)
Defined benefit pension income	(1,859)
Interest expense	15,794
Interest income	(604)
Depreciation	32,353
Amortization	8,273

Unusual items:
Corporate acquisition and integration costs	10,645
Corporate contingent consideration adjustments	2,437
Harsco Clean Earth Segment integration costs	114
Consolidated Adjusted EBITDA	$58,886

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending March 31		Projected Twelve Months Ending December 31
	2021		2021
(In millions)	Low	High	Low	High
Consolidated income (loss) from continuing operations	$(5)	$3	$26	$40

Add back:

Income tax expense	1	(2)	15	24
Net interest	15	16	66	63
Defined benefit pension income	(3)	(3)	(14)	(14)
Depreciation and amortization	44	44	182	182

Consolidated Adjusted EBITDA	$52	$58	$275	$295

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2020	2019	2020	2019
Net cash provided (used) by operating activities	$11,542	$(50,192)	$53,818	$(163)
Less capital expenditures	(41,128)	(37,902)	(120,224)	(184,973)
Less expenditures for intangible assets	(148)	(65)	(317)	(1,311)
Plus capital expenditures for strategic ventures (a)	1,683	1,073	3,650	5,904
Plus total proceeds from sales of assets (b)	1,731	9,462	6,204	17,022
Plus transaction-related expenditures (c)	16,129	2,559	42,801	28,939
Plus taxes paid on sale of divested businesses (d)	2,031	102,940	16,216	102,940
Free cash flow	$(8,160)	$27,875	$2,148	$(31,642)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions.
(d)Income taxes paid on gains on the sale of discontinued businesses.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2021
(In millions)	Low	High
Net cash provided by operating activities	$170	$210
Less capital expenditures	(160)	(178)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	5	3
Plus transaction related expenditures	15	15
Free cash flow	30	50
Add growth capital expenditures	60	60
Free cash flow before growth capital expenditures	$90	$110

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.